Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266712

PROSPECTUS SUPPLEMENT

(To the prospectus dated August 16, 2022)

19,230,769 Shares of Common Stock

We are offering 19,230,769 shares of our common stock.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CRBU.” On July 13, 2023, the last reported sale price of our common stock on The Nasdaq Global Select Market was $8.14 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page S-9 of this prospectus supplement, page 8 of the accompanying prospectus, and the “Risk Factors” section contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our securities.

We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” for more information.

	Per Share of Common Stock	Total
Offering price	$6.50	$124,999,999
Underwriting discount and commissions(1)	$0.39	$7,500,000
Proceeds, before expenses, to us	$6.11	$117,499,999

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters the right to purchase up to 2,884,615 additional shares of our common stock from us at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about July 18, 2023.

Joint Book-Running Managers

BofA Securities	Leerink Partners	Evercore ISI	RBC Capital Markets

The date of this prospectus supplement is July 13, 2023

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part, the accompanying prospectus, including the documents incorporated by reference therein, gives more general information and disclosure, some of which may not apply to this offering. When we refer to the “prospectus,” we are referring to both parts combined. Any free writing prospectus we authorize for use in connection with this offering may add to, update, or change information in this prospectus supplement and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus.

If there is any inconsistency between information in or incorporated by reference into the accompanying prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying prospectus, and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Where You Can Find Additional Information” and “Information We Incorporate by Reference” before investing in our securities.

You should not consider any information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference therein, to be investment, legal or tax advice. You should consult your own counsel, accountants, and other advisers for legal, tax, business, financial, and related advice regarding the purchase of the securities offered by this prospectus supplement.

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock or other securities having an aggregate offering price of up to $400,000,000 at prices and on terms to be determined by market conditions at the time of the offering.

We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein or therein or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations, and prospects may have changed since those dates.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, and covenants were accurate only as of the date when made; therefore, such representations, warranties, and covenants should not be relied on as accurate representations of the current state of our affairs.

We are not making offers to sell the securities described in this prospectus supplement and the accompanying prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the

S-ii

person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

References in this prospectus to the terms “we,” “us,” “our,” “the Company,” or other similar terms refer to Caribou Biosciences, Inc., a Delaware corporation, together with its consolidated subsidiaries.

S-iii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical facts contained in this prospectus, or incorporated by reference herein, including: statements regarding our business strategy, plans, and objectives; expectations regarding our clinical and preclinical development programs, including our timing expectations with respect to such programs and the expected timing of disclosure of data from such programs; future regulatory filings; our results of operations and financial position; plans and objectives of management for future operations; and the like, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, statements concerning:

•

our expectations regarding the initiation, timing, progress, strategy, plans, objectives, and expectations (including as to results) with respect to our product candidate preclinical studies, clinical trials, and research programs including, without limitation, our expectations, timing, status, and progress regarding the release of clinical data or additional clinical data from our ANTLER phase 1 clinical trial for our CB-010 product candidate and our ongoing CaMMouflage phase 1 clinical trial for our CB-011 product candidate, as well as our expectations relating to the submission of our IND application for our CB-012 product candidate;

•	our ability to demonstrate, and the timing of, preclinical proof-of-concept in vivo for our product candidates;

•	our ability to successfully develop our product candidates and to obtain and maintain regulatory approval for our product candidates;

•	the number and type of diseases, indications, and applications we intend to pursue for our product candidates;

•	the likelihood of our clinical trials demonstrating safety and efficacy of our product candidates;

•	the beneficial characteristics, safety, efficacy, therapeutic effects, and potential advantages of our product candidates;

•	the expected timing or likelihood of regulatory filings and approval for our product candidates;

•	our strategic plans for our business, product candidates, research programs, and technologies;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and genome-editing technology;

•	anticipated developments related to our competitors and our industry;

•	the sufficiency and anticipated use of our existing capital resources to fund our future operating expenses and capital expenditure requirements and needs for additional financing; and

•	our anticipated use of net proceeds from this offering.

The forward-looking statements in this prospectus supplement, the accompanying prospectus, any free-writing prospectus, and the documents incorporated by reference herein and therein are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement, the accompanying prospectus, or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, and are subject to a number of known and

S-iv

unknown risks, uncertainties, and assumptions, including those described in “Risk Factors” in this prospectus supplement and elsewhere in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein and therein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as assurances of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or may not occur and actual results could differ materially from those projected in the forward-looking statements.

Moreover, we operate in a very competitive and rapidly evolving environment. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained, or incorporated by reference, herein and therein, whether as a result of any new information, future events, changed circumstances, or otherwise.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus, any free-writing prospectus, and the documents incorporated by reference herein and therein concerning our industry and the markets in which we operate, including our general expectations about our product candidates, market position, market opportunity, market size, and the incidence of certain medical conditions, and information about clinical trials and products from other companies, is based on industry information and other third-party sources. Our estimates of the potential market opportunities for our product candidates include a number of key assumptions based on our industry knowledge and industry publications, which we believe to be reasonable. However, any projections, assumptions, and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to risks and uncertainties due to a variety of factors, including those described in “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus or in the documents incorporated by reference herein and therein. These and other factors could cause results to differ materially from those expressed in the estimates made by independent third parties and by us.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering, and selected information contained elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-9 of this prospectus supplement, and the risk factors, consolidated financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Our Business

We are a clinical-stage Clustered Regularly Interspaced Short Palindromic Repeats (“CRISPR”) genome-editing biopharmaceutical company dedicated to developing transformative therapies for patients with devastating diseases. Our genome-editing platform, including our novel chRDNA (CRISPR hybrid RNA-DNA, or “chRDNA,” pronounced “chardonnay”) technologies, enables superior editing precision to develop cell therapies that are armored to improve antitumor activity. We are advancing a pipeline of allogeneic, or off-the-shelf, cell therapies from our chimeric antigen receptor (“CAR”) T (“CAR-T”) cell and CAR-natural killer (“CAR-NK”) cell platforms as readily available therapeutic treatments for patients.

We are initially focused on advancing multiple allogeneic cell therapies for the treatment of hematologic malignancies and solid tumors. Our therapies are directed at established tumor cell surface targets for which autologous CAR-T cell therapeutics have already demonstrated clinical proof of concept, including CD19 and B cell maturation antigen (“BCMA”), as well as targets such as C-type lectin-like molecule-1 (“CLL-1,” also known as CD371). We use our chRDNA technologies to armor our cell therapies by using multiple genome-editing strategies, such as checkpoint disruption, immune cloaking, or a combination of these two strategies to enhance their antitumor activity.

Our lead product candidate, CB-010, to our knowledge, is the first clinical-stage allogeneic anti-CD19 CAR-T cell therapy with programmed cell death protein 1 (“PD-1”) removed from the CAR-T cell surface by a genome-edited knockout of the PDCD1 gene. We have demonstrated in preclinical models that the PD-1 knockout improved the durability of antitumor activity by disrupting a pathway that leads to rapid T cell exhaustion. CB-010 is being evaluated in our ongoing ANTLER phase 1 clinical trial in patients with relapsed or refractory B cell non-Hodgkin lymphoma (“r/r B-NHL”). We completed the dose escalation portion of the ANTLER trial and advanced into the dose expansion portion, enrolling second-line large B cell lymphoma (“LBCL”) patients to determine the recommended phase 2 dose. CB-010 has received Regenerative Medicine Advanced Therapy (“RMAT”) designation for r/r LBCL and fast track designation for r/r B-NHL from the U.S. Food and Drug Administration (“FDA”).

Our second product candidate, CB-011, is an allogeneic CAR-T cell therapy that targets BCMA. To our knowledge, it is the first anti-BCMA CAR-T cell therapy incorporating an immune cloaking approach that includes both the removal of the endogenous beta-2 microglobulin (“B2M”) protein by a genome-edited knockout of the B2M gene and insertion of a B2M–human-leukocyte-antigen-E–peptide transgene (“B2M–HLA-E”), enabling expression of HLA-E on the CAR-T cell surface. This strategy is designed to reduce CAR-T cell rejection by both patient T cells and natural killer (“NK”) cells to potentially enable more durable antitumor activity. CB-011 is being evaluated in our ongoing CaMMouflage phase 1 clinical trial in patients with relapsed or refractory multiple myeloma (“r/r MM”). CB-011 has received fast track designation for r/r MM from the FDA. We plan to provide updates on dose escalation as the CaMMouflage Phase 1 trial advances.

Our third product candidate, CB-012, is an allogeneic CAR-T cell therapy targeting CLL-1, currently in preclinical development for the treatment of relapsed or refractory acute myeloid leukemia (“r/r AML”). CB-012 is, to our knowledge, the first allogeneic CAR-T cell therapy with both checkpoint disruption and immune cloaking strategies. We believe that CLL-1 is an attractive target for acute myeloid leukemia (“AML”) due to its expression on myeloid cancer cells, its enrichment in leukemic stem cells, and its absence on hematopoietic stem cells (“HSCs”). CB-012 is being evaluated in investigational new drug (“IND”) application-enabling studies to support a planned IND application submission for r/r AML in the second half of 2023.

We are developing allogeneic CAR-NK cell therapies derived from genome-edited induced pluripotent stem cells (“iPSCs”) for the treatment of solid tumors. CB-020 is our first CAR-NK product candidate from our CAR-NK platform and we have selected receptor tyrosine kinase like orphan receptor 1 (“ROR1”) as the tumor cell-surface target for CB-020. CB-020 and potential future CAR-NK cell therapy product candidates will contain genome edits designed to overcome some of the challenges of targeting solid tumors, such as trafficking, tumor infiltration, heterogeneity, and the immunosuppressive tumor microenvironment.

Recent Developments

ANTLER Clinical Trial

On July 13, 2023, we announced positive results of the long-term follow-up from the dose escalation portion of the ongoing ANTLER Phase 1 trial evaluating our CB-010 product candidate.

The data set includes all 16 patients treated in dose escalation. Efficacy evaluations generally were performed 28 days post-CB-010 infusion, three months post-infusion, and every three months thereafter up to 24 months.

In the dose escalation portion of the ANTLER trial, three dose levels of CB-010 were evaluated (dose level 1, 40x106 CAR-T cells; dose level 2, 80x106 CAR-T cells; and dose level 3, 120x106 CAR-T cells) in patients with multiple subtypes of aggressive r/r B-NHL. As of the May 4, 2023 data cutoff date for safety data and the June 20, 2023 data cutoff date for efficacy data, the results were as follows:

•	CB-010 was generally well tolerated; as previously reported, a single dose-limiting toxicity (“DLT”) was observed in dose level 1, and no DLTs were observed in dose levels 2 or 3.

•	A 94% overall response rate (“ORR”) (15 of 16 patients) was observed following a single dose of CB-010.

•	69% (11 of 16 patients) achieved a complete response (“CR”).

•	44% (7 of 16 patients) demonstrated a CR at six months post-dosing or later.

•	24 months is the longest CR maintained to date.

Some patients converted from a CR or a partial response (“PR”) to progressive disease (“PD”) during the trial. For example, the 94% ORR rate includes eight patients who converted from CR or PR to PD at various assessment points in the trial. Also, the 69% overall CR rate includes one patient who converted from CR to PD at the nine-month assessment, two patients who converted from CR to PD at their six-month assessments, and two patients who converted from CR to PD at their three-month assessments. In addition, the 44% at ≥ six months CR rate includes the one patient who converted from CR at the six-month assessment to PD at nine-month assessment. The 44% at ≥ six months CR rate also includes one patient who had a PR at their six- and nine-month assessments and then converted to CR at the 12-month assessment.

•	For the subset of 10 patients with LBCL:

•	A 90% ORR (9 of 10 patients) was observed.

•	70% (7 of 10 patients) achieved a CR.

•	50% (5 of 10 patients) had a CR at six months post-dosing or later; 18 months is the longest CR maintained to date.

•	For the subset of four primary refractory (second-line) patients with LBCL:

•	A 100% ORR (4 of 4 patients) was observed.

•	50% (2 of 4 patients) achieved a CR.

•	50% (2 of 4 patients) had a CR at six months post-dosing or later; 12 months is the longest CR maintained to date.

Patients had aggressive r/r B-NHL and had received two or more prior lines of chemoimmunotherapy or were primary refractory patients.

CB-010 was generally well tolerated. No cases of graft-vs-host disease (“GvHD”) or Grade 3+ cytokine release syndrome (“CRS”) were observed. The most common adverse events included thrombocytopenia (69% Grade 3+), neutropenia (56% Grade 3+), and anemia (50% Grade 3+). Through May 4, 2023, the safety data cutoff date, treatment-emergent adverse events of special interest were as follows: of the 16 patients, seven (44%) experienced CRS, none of which was Grade 3+; and four (25%) experienced immune effector cell–associated neurotoxicity syndrome (“ICANS”), of which two were Grade 1 and two were Grade 3+ at dose level 1. All of the patients experiencing ICANS had complete resolution of symptoms with supportive care (one with sequelae). Seven patients (44%) experienced infections after CB-010 infusion, with only one patient (6%) with a Grade 3 event, cellulitis of right antecubital region; this single highest-grade event was deemed unrelated to CB-010 according to the investigator.

We are now enrolling second-line patients with LBCL in the ongoing dose expansion portion of the ANTLER clinical trial. In dose expansion, the 80x106 CAR-T cells and 120x106 CAR-T cells dose levels are being evaluated in approximately 30 second-line patients (approximately 15 patients per dose level) to determine the recommended Phase 2 dose (“RP2D”). Once the RP2D is determined, we may enroll additional patients in ANTLER. We plan to report dose expansion data from the ongoing ANTLER trial in the first half of 2024.

Caution should be exercised when interpreting results from separate trials involving separate product candidates. Statements regarding results of other companies’ CAR-T cell therapies have been derived from publicly available reports of clinical trials run independently of us. We have not performed any head-to-head trials comparing any of these other CAR-T cell therapies with CB-010. As such, the results of these other clinical trials may not be comparable to clinical results for CB-010. The designs of these other trials vary in material ways from the design of the clinical trial for CB-010, including with respect to patient populations, follow up times, the clinical trial phase, and subject characteristics. As a result, cross-trial comparisons may have no interpretive value on our existing or future results. For further information and to understand these material differences, you should read the reports for the other companies’ clinical trials.

Pfizer Investment

On June 30, 2023, we issued and sold 4,690,431 shares of our common stock to Pfizer, Inc. (“Pfizer”), for an aggregate purchase price of approximately $25 million, or $5.33 per share, in a private offering (the “Pfizer Investment”). We also granted certain registration rights to Pfizer with regard to the resale of the shares. Unless otherwise agreed by Pfizer, we have agreed to use the proceeds from the Pfizer Investment solely in connection with (i) the development program for our CB-011 product candidate and/or (ii) any other single-targeted anti-BCMA CAR-T cell therapy using an anti-BCMA single-chain variable fragment owned or controlled by us (collectively, cell therapies described in clauses (i) and (ii) are referred to as the “Company BCMA Product Candidate”), for 36 months beginning on June 29, 2023.

We and Pfizer also entered into an Information Rights Agreement on June 29, 2023 (the “Information Rights Agreement”) having a thirty-six (36)-month term. Under the Information Rights Agreement, we granted Pfizer a thirty (30)-calendar day right of first negotiation if we commence or engage with any third party with respect to a potential grant of rights to develop and/or commercialize a Company BCMA Product Candidate, including, without limitation, a license agreement, a co-promotion/co-commercialization agreement, a profit share agreement, joint venture agreement, or asset sale agreement or otherwise (a “Grant of Program Rights”). If we and Pfizer do not reach an agreement with respect to a Grant of Program Rights within the 30-day period, then we may pursue negotiations regarding (and, if applicable, consummate) such Grant of Program Rights with any third party. In the event that we and such third party do not reach agreement on the Grant of Program Rights within a specified time period, Pfizer’s 30-day right of first negotiation would be reinstated.

Under the Information Rights Agreement, we also agreed to grant Pfizer the right to designate one member on our Scientific Advisory Board, and Pfizer has selected Sriram Krishnaswami, PhD, Vice President and Development Head, Multiple Myeloma at Pfizer, to fill this position. Through an information sharing committee, we will provide calendar quarter updates to Pfizer regarding the development programs for a Company BCMA Product Candidate. Additionally, we agreed to provide Pfizer access to any preclinical or interim or final clinical data (including raw data) and results generated as part of the development program for a Company BCMA Product Candidate at the same time that we provide such data to a third party (other than to our service providers or the U.S. Food and Drug Administration or other regulatory authorities), subject to certain confidentiality exceptions.

On June 29, 2023, we and Pfizer also entered into a Voting Agreement (the “Voting Agreement”), pursuant to which, for a period of 12 months, Pfizer agreed to cause our voting securities that Pfizer beneficially owns (within the meaning of Rules 13d-3 or 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in excess of 4.99% of our then issued and outstanding voting securities to be voted (i) with respect to any matter directly relating to remuneration of directors, directors’ insurance, or indemnification or release from liability of directors, in a manner proportionally consistent with the votes properly cast for and against by holders of voting securities not beneficially owned by Pfizer, and (ii) with respect to any other matter in which Pfizer shall have the right to vote such voting securities, in accordance with the recommendation of our board of directors or any applicable committee thereof.

Preliminary unaudited cash, cash equivalents, and marketable securities as of June 30, 2023

On a preliminary unaudited basis, we expect our cash, cash equivalents, and marketable securities as of June 30, 2023 to be approximately $292.5 million. This estimate of cash, cash equivalents, and marketable securities, which includes the proceeds from the Pfizer Investment, is our preliminary estimate based on currently available information and does not present all necessary information for an understanding of our financial condition as of June 30, 2023, or our results of operations for the three and six months ended June 30, 2023.

As we complete our quarter-end financial close process and finalize our financial statements for the three and six months ended June 30, 2023, we may be required to make significant adjustments in a number of areas that may result in the estimate provided herein being different than the final reported cash, cash equivalents, and marketable securities. This preliminary estimate has been prepared by, and is the responsibility of, our management. Our independent registered public accounting firm has not audited, reviewed, or performed any procedures with respect to this preliminary estimate or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. We expect to complete our financial statements for the three and six months ended June 30, 2023 subsequent to the completion of this offering. It is possible that we or our independent registered public accounting firm may identify items that require us to make adjustments to the preliminary estimated cash, cash equivalents, and marketable securities balance set forth above and those changes could be material. Accordingly, undue reliance should not be placed on this preliminary estimate.

The preliminary estimate is not necessarily indicative of any future period and should be read together with the sections of this prospectus supplement, our Annual Report on Form 10-K, and our Quarterly Reports on Form 10-Q entitled “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, for additional information regarding factors that could result in differences between the preliminary estimate and the actual results we will report for cash, cash equivalents, and marketable securities as of June 30, 2023.

Corporate Information

Our principal executive offices are located at 2929 7th Street, Suite 105, Berkeley, California 94710 and our telephone number is (510) 982-6030. Our website address is www.cariboubio.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CRBU.”

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). We will remain an emerging growth company until the earliest of: (i) December 31, 2026; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•

we avail ourselves of the exemption from the requirement to obtain an attestation and report from our independent registered public accounting firm on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•	we provide less extensive disclosure about our executive compensation arrangements; and

•	we do not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for any new or revised accounting standards during the period in which we remain an emerging growth company; however, we may adopt certain new or revised accounting standards early.

We are also a “smaller reporting company,” as defined by applicable rules of the SEC. Even after we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company and would be permitted to continue to take advantage of many of the same reporting exemptions, including the exemption from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act as long as we do not otherwise also qualify as an “accelerated filer” or “large accelerated filer” for SEC reporting purposes, and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. In addition, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K.

Trademarks

We have registered Caribou Biosciences, Caribou, Site-Seq, and our logo as trademarks or service marks in the United States and certain other jurisdictions. This prospectus supplement contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks, service marks, and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but in the case of our trademarks, service marks, and trade names, such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

THE OFFERING

Issuer	Caribou Biosciences, Inc.

Common Stock Offered By Us	19,230,769 shares.

Option to Purchase Additional Shares	We have granted the underwriters an over-allotment option for a period of 30 days to purchase up to 2,884,615 additional shares of our common stock.

Common Stock to be Outstanding Immediately After this Offering	80,554,292 shares (or 83,438,907 shares if the underwriters exercise their option to purchase additional shares of common stock in full).

Use of Proceeds	We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents, and marketable securities, to fund (i) manufacturing and clinical development of our CB-010 and CB-011 product candidates; (ii) IND-enabling activities, manufacturing, and clinical development of our CB-012 product candidate; (iii) preclinical development of our CB-020 product candidate; (iv) ongoing research activities to advance our cell therapy platforms and Cas12a chRDNA and other technologies; and (v) general corporate purposes, including working capital, capital expenditures, and corporate development.

Pending the specific use of net proceeds as described in this prospectus supplement, we intend to invest the net proceeds to us from this offering in investment-grade, interest-bearing instruments. See “Use of Proceeds” in this prospectus supplement for more information.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement for a discussion of certain factors to consider carefully before deciding to purchase any of our securities.

The Nasdaq Global Select Market Symbol	Our common stock is currently listed on The Nasdaq Global Select Market under the symbol “CRBU.”

The number of shares of our common stock to be outstanding immediately after this offering is based on 61,323,523 shares of common stock outstanding as of March 31, 2023 and excludes:

•	4,690,431 shares of common stock issued to Pfizer pursuant to the Pfizer Investment;

•

3,166,478 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2023 under the 2013 Equity Incentive Plan (the “2013 Plan”), at a weighted-average exercise price of $3.80 per share;

•

5,936,482 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2023 under the 2021 Equity Incentive Plan (the “2021 Plan”), at a weighted-average exercise price of $10.55 per share;

•

236,169 shares of common stock issuable upon the settlement of restricted stock units, (“RSUs”), and performance-based restricted stock units (“PSUs”), outstanding as of March 31, 2023 issued pursuant to our 2021 Plan;

•	6,495,057 shares of common stock available for future issuance as of March 31, 2023 under the 2021 Plan; and

•	1,584,538 shares of common stock reserved for future issuance as of March 31, 2023 under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”).

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise of the outstanding options or settlement of the outstanding RSUs or PSUs described above, and no exercise of the underwriters’ option to purchase up to 2,884,615 additional shares of common stock.

In addition, the number of shares of our common stock outstanding immediately after this offering excludes additional shares of common stock that we may sell pursuant to the Open Market Sale AgreementSM (the “Sales Agreement”), by and between us and Jefferies LLC. As of the date of this prospectus supplement, we may sell up to approximately $98.8 million of common stock pursuant to the Sales Agreement after the expiration of the lock-up period applicable to us and described in “Underwriting” in this prospectus supplement unless the representatives waive this restriction earlier.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to invest in our securities, you should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein and therein, including the risks described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC. If any of these risks actually occur, our business, prospects, operating results, and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment. See also “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to Our Securities and This Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds” in this prospectus supplement. Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations, and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You may experience immediate dilution in the book value per share of the common stock you purchase in this offering.

Given that the price per share of our common stock being offered is expected to be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the shares of our common stock you purchase in this offering. Based on the public offering price of $6.50 per share and our net tangible book value as of March 31, 2023, if you purchase shares of our common stock in this offering, you will suffer an immediate and substantial dilution of $1.59 per share with respect to the net tangible book value of the common stock. The exercise of outstanding stock options and the settlement of RSUs and PSUs may result in further dilution of your investment. See “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares of our common stock in this offering.

Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.

The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets or otherwise, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

On August 9, 2022, we also entered into the Sales Agreement with respect to an at-the-market (“ATM”) equity offering program, pursuant to which, through Jefferies LLC as sales agent, we may from time to time, sell shares of our common stock having an aggregate offering price of up to $100.0 million in gross proceeds. Through the date of this prospectus supplement, we have sold 168,635 shares of our common stock under the Sales Agreement at an average price per share of $7.32 for aggregate gross proceeds of $1.2 million ($1.0 million net of offering expenses).

We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

Our preliminary financial estimates represent management’s current estimates and are subject to change.

The preliminary financial information contained in “Prospectus Supplement Summary—Recent Developments—Preliminary unaudited cash, cash equivalents, and marketable securities as of June 30, 2023” represents only preliminary estimates and is based on information available to management as of the date of this prospectus supplement and these estimates could change. Our actual financial results as of, and for the three and six months ended, June 30, 2023 are subject to the completion of our financial statements as of such date, and for such period. Such actual financial results will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual financial results as of, and for the three and six months ended, June 30, 2023 may differ materially from the preliminary financial results we have provided as a result of completion of our final adjustments, review by our independent registered public accountants, and other developments arising between now and the time that our financial results for such period are finalized. Our independent registered public accountants have not audited or completed their review with respect to such preliminary estimates and accordingly do not express an opinion or any other form of assurance with respect thereto. Complete results as of, and for the three and six months ended, June 30, 2023 will be included in our Quarterly Report on Form 10-Q for the three months ended June 30, 2023. See the other risks described in this section and “Special Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary and the actual financial results we will report for the three and six months ended June 30, 2023.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $116.9 million after deducting underwriting discounts and commissions and estimated offering expenses, or approximately $134.6 million if the underwriters’ option to purchase additional shares is exercised in full.

We currently intend to use the net proceeds from this offering, together with our existing cash, cash equivalents, and marketable securities, to fund (i) manufacturing and clinical development of our CB-010 and CB-011 product candidates; (ii) IND-enabling activities, manufacturing, and clinical development of our CB-012 product candidate; (iii) preclinical development of our CB-020 product candidate; (iv) ongoing research activities to advance our cell therapy platforms and Cas12a chRDNA and other technologies; and (v) general corporate purposes, including working capital, capital expenditures, and corporate development.

Pending the specific use of net proceeds as set forth above, we intend to invest the net proceeds to us from this offering in investment-grade, interest-bearing instruments.

Our management will have broad discretion in the application of the net proceeds, if any, from this offering and the amounts and timing of our actual expenditures will depend on numerous factors, including those listed under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures and the extent of our preclinical, clinical, and future development activities may vary significantly depending on numerous factors, including the progress of our development efforts, the status of and results from our ongoing and planned clinical trials, the timing of regulatory submissions and the outcome of regulatory review, our ability to take advantage of expedited programs or to obtain regulatory approval for product candidates, and the timing and costs associated with the manufacture and supply of our product candidates for clinical development or commercialization, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. Although we intend to spend the net proceeds of the offering as stated above, circumstances may arise when, for sound business reasons, a re-allocation of funds may be necessary or advisable.

In the event that we use a portion of the net proceeds from this offering for the future development, acquisition, or in-license of other products, product candidates, businesses, or technologies, our cash resources could be depleted earlier than we currently expect. However, we have no current agreements or commitments for these possible future expenditures.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination regarding the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, and other factors our board of directors may deem relevant.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering.

The historical net tangible book value of our common stock as of March 31, 2023 was approximately $278.3 million, or approximately $4.54 per share of common stock, based upon 61,323,523 shares outstanding as of March 31, 2023. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2023.

After giving effect to the sale of 19,230,769 shares our common stock in this offering at the public offering price of $6.50 per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2023 would have been $395.2 million, or $4.91 per share of common stock. This represents an immediate increase in net tangible book value of $0.37 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.59 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis.

Public offering price per share		$6.50
Historical net tangible book value per share as of March 31, 2023	$4.54
Increase in net tangible book value per share attributable to this offering	0.37
As adjusted net tangible book value per share after giving effect to this offering		4.91

Dilution per share to new investors participating in this offering		$1.59

If the underwriters exercise in full their option to purchase up to 2,884,615 additional shares of common stock, the as adjusted net tangible book value after this offering would be $4.95 per share of our common stock, representing an increase of as adjusted net tangible book value of $0.41 per share to our existing stockholders and an immediate dilution of $1.55 per share to investors purchasing shares in this offering.

The table and calculations above are based 61,323,523 shares of common stock outstanding as of March 31, 2023 and excludes:

•	4,690,431 shares of common stock issued to Pfizer pursuant to the Pfizer Investment at a purchase price of $5.33 per share;

•	3,166,478 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2023 under the 2013 Plan at a weighted-average exercise price of $3.80 per share;

•	5,936,482 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2023 under the 2021 Plan at a weighted-average exercise price of $10.55 per share;

•	236,169 shares of common stock issuable upon the settlement of RSUs and PSUs outstanding as of March 31, 2023 issued pursuant to our 2021 Plan;

•	6,495,057 shares of common stock available for future issuance as of March 31, 2023 under the 2021 Plan; and

•	1,584,538 shares of common stock reserved for future issuance as of March 31, 2023 under the 2021 ESPP.

In addition, the number of shares of our common stock outstanding immediately after this offering excludes additional shares of common stock that we may sell pursuant to the Sales Agreement. As of the date of this prospectus supplement, we may sell up to approximately $98.8 million of common stock pursuant to the Sales Agreement after the expiration of the lock-up period applicable to us and described in “Underwriting” in this prospectus supplement unless the representatives waive this restriction earlier.

To the extent that outstanding options are exercised and RSUs and PSUs are settled in common stock, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of such securities may result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

FOR INVESTORS IN OUR COMMON STOCK THAT ARE NON-U.S. HOLDERS

The following is a general discussion of the material U.S. federal income tax consequences applicable to non-U.S. holders (as defined below) of the acquisition, ownership, and disposition of our common stock acquired in this offering. This discussion does not purport to be a complete analysis of all the potential U.S. federal income tax considerations, and does not describe any state, local, or non-U.S. income, estate, gift, or other tax consequences of the acquisition, ownership, and disposition of our common stock acquired in this offering. This discussion is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Tax Code”), applicable U.S. Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as of the date hereof. These authorities may be changed, revoked, or modified, possibly on a retroactive basis, or be subject to differing interpretations, which in any such case could result in U.S. federal income tax consequences different from those described below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take a contrary position to that discussed below regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common stock or that any such contrary position would not be sustained by a court.

This discussion is limited to non-U.S. holders who purchase our common stock pursuant to this offering and who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Tax Code (generally, property held for investment). This discussion does not address all of the potential U.S. federal income tax consequences applicable to a non-U.S. holder’s particular circumstances, including the impact of the 3.8% Medicare contribution tax on net investment income or the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences applicable to non-U.S. holders that are subject to special rules, including:

•	banks, insurance companies, or other financial institutions;

•	tax-exempt organizations, governmental organizations, or tax-qualified retirement plans;

•	real estate investment trusts, mutual funds, or regulated investment companies;

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers, dealers, or traders in securities, commodities, or currencies;

•	persons that elect or are otherwise subject to the mark-to-market method of accounting for U.S. federal income tax purposes;

•	partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes (or holders of interests in such entities);

•	persons deemed to sell our common stock under the constructive sale provisions of the Tax Code;

•	persons who acquired our common stock pursuant to the exercise of any employee stock option or otherwise as compensation or through a qualified retirement plan;

•	U.S. expatriates or former citizens or long-term residents of the United States;

•	persons who hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security, other integrated investment, or other risk reduction strategy;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Tax Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons that own, or have owned, actually or constructively, more than 5% of our common stock.

In addition, if a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors regarding the U.S. federal income tax consequences to them of the acquisition, ownership, and disposition of our common stock.

THE FOLLOWING DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, OR NON-U.S. TAX LAWS, OR UNDER ANY U.S. FEDERAL NON-INCOME TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of Non-U.S. Holder

For purposes of this discussion, the term “non-U.S. holder” means any beneficial owner of our common stock that, for U.S. federal income tax purposes, is neither a “U.S. person” nor an entity or arrangement treated as a partnership. A “U.S. holder” is any person that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Tax Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Distributions on Common Stock

As described in the section titled “Dividend Policy,” we do not currently expect to make cash dividends on our common stock. In the event we make distributions of cash or property on our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital that reduces a non-U.S. holder’s adjusted basis in such non-U.S. holder’s common stock, but not below zero. Any excess will be treated as gain realized on the sale or other taxable disposition of our common stock and will be treated as described in “—Sale or Other Taxable Disposition of Common Stock,” below.

Any distribution on our common stock paid to a non-U.S. holder that is treated as a dividend generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate specified by an applicable income tax treaty, if any. To receive the benefit of a reduced treaty rate, a non-U.S. holder generally must furnish us or the applicable withholding agent with a valid IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) certifying such non-U.S. holder’s qualification for the reduced withholding rate under the applicable treaty. This certification must be provided to us or the applicable withholding agent before the payment of dividends and must be updated periodically. If a non-U.S. holder holds common stock through a financial institution or other intermediary, the non-U.S. holder will be required to provide appropriate documentation to the intermediary, which will then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A non-U.S. holder that does not timely furnish the required documentation, but qualifies for a reduced treaty rate, may generally obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty and the specific manner of claiming the benefits of such treaty.

If dividends paid on our common stock to a non-U.S. holder are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if required by an applicable treaty, such dividends are attributable to a permanent establishment or fixed base maintained by such non-U.S. holder within the United States), such non-U.S. holder generally will be exempt from the U.S. federal withholding tax described above (provided that such non-U.S. holder complies with certain certification and disclosure requirements, usually by providing an IRS Form W-8ECI), and instead will be subject to U.S. federal income tax at ordinary U.S. federal income tax rates (which tax is imposed on a net income basis). In the case of a non-U.S. holder that is a corporation for U.S. federal income tax purposes, such non-U.S. holder may also be subject to an additional 30% branch profits tax on such effectively connected dividend income unless such corporate non-U.S. holder qualifies for a lower rate under an applicable income tax treaty.

Sale or Other Taxable Disposition of Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on a sale or other taxable disposition of our common stock, unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and if an applicable income tax treaty so requires, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States);

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”), at any time within the shorter of the five-year period preceding such disposition or the non-U.S. holder’s holding period for the relevant shares of common stock and, in the case where our common stock is regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding such disposition or the non-U.S. holder’s holding for the shares of common stock.

If the gain is described in the first bullet point above, the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis at regular rates with respect to such gain in the same manner as if such non-U.S. holder were a U.S. person. In addition, if the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to an additional 30% branch profits tax (or such lower rate specified by an applicable treaty) on such effectively connected gain.

A non-U.S. holder described in the second bullet point above generally will be subject to U.S. federal income tax with respect to such gain at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the non-U.S. holder during the taxable year of disposition (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

If the third bullet point above applies to a non-U.S. holder, gain realized by such non-U.S. holder will be subject to U.S. federal income tax at generally applicable U.S. federal income tax rates, and in addition, a buyer may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We generally will be classified as a USRPHC if the fair market value of our “United States real property interests” (as defined in the Tax Code) equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we are not and do not anticipate becoming a USRPHC. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether we would be treated as a USRPHC in the future.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with the distributions paid on our common stock and the proceeds received from the sale or other disposition of our common stock. Copies of these information returns may be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which a non-U.S. holder resides. A non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid certain information reporting requirements. Backup withholding (currently at a 24% rate) may apply to such payments if the non-U.S. holder does not provide the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying as to its non-U.S. status and certain other conditions are met, or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person.

We are required to report annually to the IRS the amount of any dividends paid to a non-U.S. holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an income tax treaty or other agreement between the United States and the tax authorities in such country. In addition, proceeds from the disposition by a non-U.S. holder of our common stock that is transacted within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a non-U.S. holder’s U.S. federal income tax liability and may entitle such non-U.S. holder to a refund, provided the required information is timely furnished to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA

Withholding taxes may be imposed under Sections 1471 to 1474 of the Tax Code (such sections are commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid on our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Tax Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Tax Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Tax Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA withholding was scheduled to apply to gross proceeds from the disposition of property that produces U.S.-source dividends (such as our common stock) beginning on January 1, 2019. However, proposed Treasury Regulations have been issued that would eliminate FATCA withholding on such gross proceeds, and although these Treasury Regulations are not final, taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Non-U.S. holders should consult their own tax advisors regarding the potential application of withholding under FATCA to an investment in our common stock.

UNDERWRITING

BofA Securities, Inc., SVB Securities LLC, and Evercore Group L.L.C. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
BofA Securities, Inc.	7,115,385
SVB Securities LLC	5,865,385
Evercore Group L.L.C.	4,615,384
RBC Capital Markets, LLC	1,634,615

Total	19,230,769

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the securities sold under the underwriting agreement if any of these securities are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the securities, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.234 per share of common stock. After the initial offering, the public offering price, concession, or any other term of the offering may be changed.

The following table shows the public offering price per share of common stock, underwriting discounts and commissions, and proceeds before expenses to us. This information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$6.50	$124,999,999	$143,749,996
Underwriting discounts and commissions	$0.39	$7,500,000	$8,625,000
Proceeds, before expenses, to us	$6.11	$117,499,999	$135,124,996

The expenses of the offering, not including the underwriting discount, are estimated at $550,000 and are payable by us. We have also agreed to reimburse the underwriters for their expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority in an amount up to $50,000.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 2,884,615 additional shares of our common stock from us, at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers, and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of the representatives. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell, or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right, or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file or make a confidential submission of a registration statement related to the common stock,

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, or

•	publicly disclose the intention to do any of the foregoing.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The representatives, in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

The Nasdaq Global Select Market Listing

The shares of our common stock are listed on The Nasdaq Global Select Market under the symbol “CRBU.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix, or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales, and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for, or purchases of, shares of common stock made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The Nasdaq Global Select Market, in the over-the-counter market, or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on The Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities)

and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no securities have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require the Issuer or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the representatives that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation includes, in relation to the UK, the Prospectus Regulation as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the representatives are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, or UK, no securities have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of securities may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

(a)	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of securities shall require the Issuer or any representative to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the representatives that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any securities being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives, and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements, and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 , and the expression “FSMA” means the Financial Services and Markets Act 2000.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus supplement with the Monetary Authority of Singapore. Accordingly, the securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement will be passed upon for us by Reed Smith LLP, Los Angeles, California and New York, New York. Shearman & Sterling LLP, New York, New York is acting as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Caribou Biosciences, Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus supplement by reference to Caribou Biosciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement does not contain all of the information included in the registration statement.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at www.cariboubio.com, where these SEC filings and other information about us can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus supplement or the accompanying prospectus, except for reports filed with the SEC that are specifically incorporated herein or therein by reference.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus supplement forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus supplement by reference. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from either the SEC or us as indicated above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent a statement contained in this prospectus supplement, the accompanying prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes that statement. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement forms a part the information or documents listed below (other than Current Reports on Form 8-K or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed or furnished on such form that are related to such items) that we have filed with the SEC (File No. 001-40631):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023;

•	our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023;

•

our Current Reports on Form 8-K filed with the SEC on March 24, 2023, March  29, 2023 (except for item 7.01), March  29, 2023 (except for item 7.01), April  4, 2023 (except for item 7.01), June  16, 2023, July  6, 2023 (except for item 7.01), and July 13, 2023 (first filing, as amended by our Current Report on Form 8-K/A filed with the SEC on July 14, 2023); and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 19, 2021, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022, and any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules and exhibits that are related to such items, unless otherwise indicated therein), on or after the date of this prospectus supplement and prior to the completion of the offering of all securities under this prospectus supplement. The information contained in any such document will be considered part of this prospectus supplement from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and accompanying prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. We will provide to each person, including any beneficial owner, to whom a prospectus supplement (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Caribou Biosciences, Inc.

2929 7th Street, Suite 105

Berkeley, California 94710

Attention: Chief Legal Officer

(510) 982-6030

PROSPECTUS

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices, and on terms to be determined at the time of any such offering. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $400,000,000.

This prospectus provides a general description of the securities that we may offer. Each time any securities are offered pursuant to this prospectus, we will provide specific information about the offered securities in one or more supplements to this prospectus.

Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CRBU.” Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 8 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, are eligible for reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 16, 2022

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

References in this prospectus to the terms “we,” “us,” “our,” “the Company,” or other similar terms refer to Caribou Biosciences, Inc., a Delaware corporation, together with its consolidated subsidiaries.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at www.cariboubio.com, where these SEC filings and other information about our Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from either the SEC or us as indicated above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below (other than Current Reports on Form 8-K or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed or furnished on such form that are related to such items) that we have filed with the SEC (File No. 001-40631):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 21, 2022;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 9, 2022 and August 9, 2022, respectively;

•

our Current Reports on Form 8-K and 8-K/A filed with the SEC on January  18, 2022, January  19, 2022, May  11, 2022 (except for item 7.01), May  12, 2022 (except for item 7.01), June  10, 2022 (except for item 7.01), July  15, 2022, July  18, 2022, and August 9, 2022 (except for item 2.02); and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 19, 2021, as updated by the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, and any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Caribou Biosciences, Inc.

2929 7th Street, Suite 105

Berkeley, California 94710

Attention: Chief Legal Officer

(510) 982-6030

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus, or incorporated by reference herein, including: statements regarding our business strategy, plans, and objectives; expectations regarding our clinical and preclinical development programs, including our timing expectations with respect to such programs and the expected timing of disclosure of data from such programs; future regulatory filings; our results of operations and financial position; plans and objectives of management for future operations; and the like, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements include, but are not limited to, statements concerning:

•

our expectations regarding the initiation, timing, progress, and results of our product candidate preclinical studies, clinical trials, and research programs including, without limitation, our timing expectations relating to the release of additional data from our ANTLER phase 1 clinical trial for CB-010, the submission of our investigational new drug, or IND, applications for CB-011 and CB-012, and our target selection for CB-020;

•

the likelihood of our clinical trials demonstrating safety and efficacy of our product candidates as well as the risk that initial, interim, or preliminary clinical trial data will not ultimately be predictive of the safety and efficacy of our product candidates or that clinical outcomes may differ as more patient data become available;

•	the timing or likelihood of regulatory filings and approval for our product candidates;

•	our ability to successfully develop our product candidates and to obtain and maintain regulatory approval for our product candidates;

•	the beneficial characteristics, therapeutic effects, and potential advantages of our product candidates;

•	our strategic plans for our business, product candidates, research programs, and technologies;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and genome-editing technology;

•	anticipated developments related to our competitors and our industry;

•	estimates regarding the sufficiency of our existing capital resources to fund our future operating expenses and capital expenditure requirements; and

•	our anticipated use of net proceeds from this offering, as well as our existing resources, capital requirements, and needs for additional financing.

The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions and are based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this prospectus, or in the case of any information incorporated by reference only as of the date of the document incorporated by reference, and are subject to a number of known and unknown risks, uncertainties, and assumptions, including those described under the section in this prospectus entitled “Risk Factors” and elsewhere in this prospectus, or in the documents incorporated by reference herein. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as assurances of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or may not occur and actual results could differ materially from those projected in the forward-looking statements.

Moreover, we operate in a very competitive and rapidly evolving environment. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and the documents incorporated herein by reference. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained, or incorporated by reference, herein, whether as a result of any new information, future events, changed circumstances, or otherwise.

ABOUT CARIBOU BIOSCIENCES, INC.

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed under “Risk Factors” beginning on page 8 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

We are a clinical-stage CRISPR genome-editing biopharmaceutical company dedicated to developing innovative, transformative therapies for patients with devastating diseases. CRISPR is an acronym for Clustered Regularly Interspaced Short Palindromic Repeats. Our novel CRISPR platform, CRISPR hybrid RNA-DNA, or chRDNA (pronounced “chardonnay”), enables high genome-editing precision to develop cell therapies that are specifically engineered to target cancer and are armored for enhanced persistence. We are advancing a pipeline of allogeneic, or off-the-shelf, chimeric antigen receptor, or CAR, -T, or CAR-T, and -natural killer, or CAR-NK, cell therapies for the treatment of patients with hematologic malignancies and solid tumors. Our renowned founders, including a Nobel Prize laureate, are pioneers in the field of CRISPR genome editing. Our chRDNA technology has demonstrated superior specificity and high efficiency in preclinical studies and enables us to perform multiple, precise genome edits, while maintaining genomic integrity.

We believe that our technology has broad potential to generate gene and cell therapies in oncology and in therapeutic areas beyond oncology. Potential applications include immune cell therapies, cell therapies derived from genome-edited induced pluripotent stem cells, or iPSCs, and in vivo genome-edited therapies.

The genome-editing technologies currently used in the allogeneic cell therapy field generally have limited efficiency, specificity, and versatility for performing the multiple, precise genome edits necessary to address insufficient persistence. Our chRDNA technology is designed to address these genome-editing limitations and improve cell therapy activity. By applying our approach to allogeneic cell therapies, we believe we can unlock their full potential by improving upon their effectiveness and durability.

We are initially focused on advancing multiple proprietary allogeneic cell therapies for the treatment of both hematologic malignancies and solid tumors against cell surface targets for which autologous CAR-T cell therapeutics have previously demonstrated clinical proof of concept, including CD19 and B cell maturation antigen, as well as other targets. We use our chRDNA technology to enhance, or armor, our cell therapies with multiple strategies, such as checkpoint disruption and immune cloaking, to improve persistence of antitumor activity.

Corporate Information

Our principal executive offices are located at 2929 7th Street, Suite 105, Berkeley, California 94710 and our telephone number is (510) 982-6030. Our website address is www.cariboubio.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. We will remain an emerging growth company until the earliest of: (i) December 31, 2026; (ii) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule

12b-2 under the Exchange Act, which would occur if the market value of our common stock held by non-affiliates exceeded $700 million as of the last business day of the second fiscal quarter of such year; or (iv) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

•

we avail ourselves of the exemption from the requirement to obtain an attestation and report from our independent registered public accounting firm on the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

•	we provide less extensive disclosure about our executive compensation arrangements; and

•	we do not require stockholder non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for any new or revised accounting standards during the period in which we remain an emerging growth company; however, we may adopt certain new or revised accounting standards early.

Trademarks

We have registered Caribou Biosciences, Caribou, Site-Seq, and our logo as trademarks or service marks in the United States and certain other jurisdictions. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks, service marks, and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but in the case of our trademarks, service marks, and trade names, such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

RISK FACTORS

Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find Additional Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations, and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results, and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development activities; clinical trial expenditures; manufacturing costs; the acquisition or in-license of products, product candidates, businesses, or technologies; hiring additional personnel; working capital; and capital expenditures. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including short term, investment grade, interest-bearing instruments, and U.S. government securities, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, are summaries of material terms and provisions and are qualified by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 310,000,000 shares, all with a par value of $0.0001 per share, of which:

•	300,000,000 shares are designated as common stock; and

•	10,000,000 shares are designated as preferred stock.

As of August 1, 2022, we had outstanding 60,840,446 shares of common stock held of record by 44 stockholders. This number does not include beneficial owners whose shares were held in street name by banks, brokers, and other financial institutions.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, except for certain votes that relate solely to the terms of preferred stock, and do not have cumulative voting rights in the election of directors. An election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Dividend Rights. Holders of our common stock are entitled to receive proportionately any dividends as may be declared from time to time by our board of directors out of legally available funds, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

Liquidation, Dissolution, and Winding Up. In the event of our liquidation or dissolution, holders of our common stock are entitled to receive proportionately our net assets legally available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of our common stock will have no preemptive, subscription, redemption, or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences, and privileges of holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

The authorized shares of preferred stock are available for issuance without further action by our stockholders unless required by law or by the rules and regulations of any stock exchange on which our common stock may be listed. Our amended and restated certificate of incorporation authorizes our board of directors to establish, from time to time, the number of shares to be included in each series of preferred stock, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each series of preferred stock, and any of its qualifications, limitations or restrictions. Our board of directors is authorized to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series of preferred stock then outstanding, without any further vote or action by the stockholders.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the existence of unissued and unreserved common stock or preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and could thereby protect the continuity of our management and possibly deprive stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, N.A. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Listing

Our common stock is listed on The Nasdaq Global Select Market under the symbol “CRBU.”

Anti-Takeover Effects of Our Certificate of Incorporation and Our Bylaws

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors, but which may have the effect of delaying, deferring, or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our board of directors.

These provisions include:

Classified Board. Our amended and restated certificate of incorporation provides that, other than any directors elected by the separate vote of one or more series of preferred stock (if any) who are entitled to elect directors, our board of directors is divided into three classes of directors. As a result, approximately one-third of our board of directors is elected each year. The classification of directors makes it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation also provides that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to one or more resolutions adopted from time to time by our board of directors. Our board of directors currently has eight members.

Action by Written Consent; Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by statute and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders can only be called pursuant to a resolution adopted by a majority of our board of directors, the chair of our board of directors, or our chief executive officer. Except as described above, our stockholders will not be permitted to call a special meeting or to require our board of directors to call a special meeting.

Removal of Directors. Our amended and restated certificate of incorporation provides that, subject to the special rights of the holders of one or more series of preferred stock (if any) to elect directors, our directors may be removed only for cause and only by the affirmative vote of at least 66 2/3% of the voting power of our outstanding shares of capital stock, voting together as a single class. This requirement of a supermajority vote to remove directors could enable holders of a minority of our stock to prevent a change in the composition of our board of directors.

Advance Notice Procedures. Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in our notice of the annual meeting or brought before the meeting specifically by or at the direction of our board of directors or by a stockholder who was a stockholder of record both at the time of giving the stockholder’s notice referenced below and at the time of the meeting, who is entitled to vote at the meeting and is present in person at the meeting, and who has given our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting and must update and supplement that written notice on a timely basis as described in our amended and restated bylaws. Although our amended and restated bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our amended and restated bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Supermajority Approval Requirements. The Delaware General Corporation Law, or DGCL, generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the affirmative vote of holders of at least 66 2/3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally in the election of directors is required to adopt, amend, or repeal our amended and restated bylaws and certain specified provisions of our amended and restated certificate of incorporation. This requirement of a supermajority vote to approve amendments to our amended and restated certificate of incorporation and amended and restated bylaws could enable holders of a minority of our stock to exercise veto power over any such amendments.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Forum. Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought on behalf of our Company, actions against current or former directors, officers, employees, agents, or stockholders for breach of a fiduciary duty, and other similar actions be brought only in specified courts in the State of Delaware. This exclusive forum provision explicitly does not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended, or the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction. Furthermore, our amended and restated certificate of incorporation also provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, these provisions may have the effect of discouraging lawsuits against our directors and executive officers. It is also possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Section 203 of the DGCL

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: (i) before the stockholder became interested, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or (iii) at or after the time the stockholder became interested, the business combination was approved by our board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out Section 203 of the DGCL. As a result, mergers, or other takeover or change in control attempts of us may be discouraged or prevented.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, we use the term “indenture” to refer to both the senior indenture and the subordinated indenture, as well as to refer to any supplemental indentures that specify the terms of a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summary of material provisions of the senior debt securities, the subordinated debt securities, and the indenture is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series and the terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series (including any pricing supplement or term sheet), including the following terms, if applicable:

•	the title of the debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of that series of debt securities;

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of those guarantees;

•	the ranking (including the terms of the subordination of any series of subordinated debt securities);

•	the date or dates on which the principal of the securities of the series is payable;

•	the interest rate or rates (which may be fixed or variable), if any, and the method for calculating such interest rate or rates;

•	the identity of the trustee;

•	the dates from which interest will accrue, the interest payment dates, and the record dates for the interest payments;

•

the place or places where the principal of, and any premium or interest on, the debt securities shall be payable, where the securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	any mandatory or optional redemption terms, including any conditions precedent to such optional redemption;

•

if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series must be redeemed or may be redeemed, in whole or in part, at our option;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to that obligation;

•

any dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of any such repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•

if the debt securities are denominated in other than U.S. dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of the principal of, and any premium or interest on, the debt securities of the series will be made;

•

if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to those payments will be determined;

•

the manner in which the amounts of payment of principal of, and any premium or interest on, the debt securities will be determined, including if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions, if any, relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the definitions, covenants, and successors described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents appointed with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price, and provisions affecting conversion or exchange if that series of debt securities is redeemed; and

•

any other terms of the series of debt securities that may supplement, modify, or delete any provision of the indenture (including any definitions therein) as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

In addition, we will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, or any premium or interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and any premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for that global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event; (ii) we determine, in our sole discretion, not to have those securities represented by one or more global securities; or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Consolidation, Merger, and Sale of Assets

The indenture generally provides that we may not consolidate with or merge with or into, sell, convey, transfer, or dispose of all or substantially all of our assets to another entity, whether in one transaction or a series of related transactions, unless: (a)(i) the Company is the surviving corporation or (ii) the successor person (if other than the Company) (A) is a corporation, limited liability corporation, partnership, or trust organized under the laws of the United States, any state thereof, or the District of Columbia, and (B) expressly assumes by a supplemental indenture all of our obligations under the debt securities and the indenture, and (b) immediately after giving effect to the transaction no default or Event of Default (as defined below) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (c) we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer and such supplemental indenture comply with the indenture.

Notwithstanding the above, (i) any subsidiary of the Company may consolidate with, merge into, or transfer all or part of its properties to us and (ii) the Company may merge with or into an affiliate of the Company incorporated or formed solely for the purpose of reincorporating or reorganizing the Company in another state of the United States or the District of Columbia or changing the legal domicile of the Company or for the sole purpose of forming or collapsing a holding company structure or changing the form of legal entity. Neither an officer’s certificate nor an opinion of counsel shall be required to be delivered in connection therewith.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of, or any premium on, any debt security of that series at its maturity;

•

default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice thereof;

•	the occurrence of specified events of bankruptcy, insolvency, or reorganization; and

•	any other event of default provided with respect to a series of debt securities that is described in the applicable supplemental indenture or prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an Event of Default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of those discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability, or expense, which might be incurred by it in performing that duty or exercising that right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of that Event of Default in its own name as trustee under the indenture;

•

such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses, and liabilities, which might be incurred by the trustee in compliance with the request;

•	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request, and offer of indemnity; and

•

no direction inconsistent with the written request has been given to the trustee during that 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date, subject to the satisfaction of any conditions to such redemption) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer, or principal accounting officer. If a default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

•	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or Events of Default for the benefit of the holders of any series of debt securities;

•	to comply with the applicable rules or procedures of any applicable depositary;

•	to cure any ambiguity, defect, or inconsistency;

•	to comply with the provisions of the indenture concerning consolidations, mergers, and transfers of all or substantially all of our assets;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not materially adversely affect the rights of any holder of that series of debt securities;

•

to evidence and provide for the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not be effective with respect to any outstanding debt securities of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security or that series;

•

reduce the principal of, or change the fixed maturity of, any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to that series of debt securities;

•	reduce the principal amount of discount securities of that series payable upon acceleration of maturity;

•

waive a default or Event of Default in the payment of the principal of, or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any interest on, any debt security of that series payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment and (ii) waivers or amendments; or

•	waive a redemption payment with respect to any debt security of that series, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to that series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of debt securities when either:

•

we have delivered to the trustee for cancellation all outstanding debt securities of that series, other than any debt securities that have been destroyed, lost, or stolen and that have been replaced or paid as provided in the indenture;

•

all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or U.S. governmental obligations, sufficient to pay at maturity or upon redemption all debt securities of that series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or

•	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of that series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the debt securities of that series and deliver to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the debt securities of that series have been complied with.

Defeasance

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions, which we refer to as covenant defeasance, then:

•

we may be released from our obligations with respect to certain covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement and supplemental indenture; and

•	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and

•

delivering to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to defeasance with respect to the debt securities of that series have been complied with.

Governing Law

The indenture and any debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions other than Section 5-1401 of the New York General Obligations Law).

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, shares of our preferred stock, or debt securities. We may issue warrants independently of or together with shares of our common stock, shares of our preferred stock, debt securities, or other securities offered by any prospectus supplement. Warrants sold with other securities may be attached to or separate from shares of our common stock, shares of our preferred stock, debt securities, or other securities. We may issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, which we will name in the prospectus supplement relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants to be offered;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered, and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF RIGHTS

We may issue rights for the purchase of shares of our common stock, shares of our preferred stock, or debt securities. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will describe the specific terms of those rights. These terms may include some or all of the following:

•	the date for determining the persons entitled to participate in the rights distribution;

•	the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the number of rights outstanding, if any;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the rights, including the terms, procedures, and limitations relating to the distribution, exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered, and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement relating to any particular issuance of units we offer will describe the terms of those units. These terms may include some or all of the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete. Such description will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered, and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more investors, including through a specific bidding, auction, or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which we may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers, or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the purchase price of the securities being offered and the net proceeds to be received by us from the sale;

•	any public offering price;

•	any over-allotment options under which the underwriters may purchase additional securities from us;

•	any delayed delivery arrangements;

•	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

In connection with the sale of the securities, underwriters, dealers, or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers, and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain, or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers, or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities to be offered by this prospectus will be passed upon for us by Reed Smith LLP, Los Angeles, California and New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Caribou Biosciences, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus by reference to Caribou Biosciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

19,230,769 Shares

Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities

Leerink Partners

Evercore ISI

RBC Capital Markets

July 13, 2023